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                                                                  EXHIBIT 10(ac)

                                SECOND AMENDMENT
                                       OF
                         USG CORPORATION RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)


                  WHEREAS, USG Corporation Retirement Plan (the "plan") is maintained by USG Corporation (the "company"), which plan was amended and restated on December 29, 1999, effective as of January 1, 1999; and

                  WHEREAS, it now is deemed desirable and in the best interests of the employers under the plan and their employees to further amend the plan;

                  NOW, THEREFORE, pursuant to the amending power reserved to the company under subsection 14.1 of the plan, the plan is further amended, as follows:

                  1. Effective September 20, 2001, by adding the following at the end of subsection 4.5 of the plan:

         "Payments made under the USG Corporation Key Employee Retention Plan shall be considered earnings for purposes of the plan at the time such payments are made (if the participant is then an active participant), not at the time the services are performed for which payment is received."

                  2. Effective December 31, 2001, by substituting the following for the first sentence of subsection 8.16 of the plan:

         "The benefit limitations of this Section 8.16 applicable to a participant shall be the limitations in effect as of the date the participant retires or otherwise terminates employment."

                  IN WITNESS WHEREOF, the company has caused these presents to be signed by its officer thereunto duly authorized this 21st day of December, 2001.

                                      USG CORPORATION


                                      By:
                                          Vice President, Compensation,
                                          Benefits And Administration


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